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                                                                Exhibit (d)(15)

                       INVESTMENT SUB-ADVISORY AGREEMENT

   AGREEMENT MADE THIS 1st day of March 2006 by and between Nuveen Asset Management, a Delaware corporation and a registered investment adviser ("Manager"), and Santa Barbara Asset Management, a Delaware limited liability company and a registered investment adviser ("Sub-Adviser").

   WHEREAS, Manager is the investment manager for the Funds listed on Schedule A, each a series (the "Funds") of Nuveen Investment Trust II (the "Trust"), an open-end diversified, management investment company registered under the Investment Company Act of 1940, as amended ("1940 Act"); and

   WHEREAS, Manager desires to retain Sub-Adviser as its agent to furnish investment advisory services for each Fund, upon the terms and conditions hereafter set forth;

   NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

   1. Appointment. Manager hereby appoints Sub-Adviser to provide certain sub-investment advisory services to each Fund for the period and on the terms set forth in this Agreement. Sub-Adviser accepts such appointments and agrees to furnish the services herein set forth for the compensation herein provided.

   2. Services to be Performed. Subject always to the supervision of Trust's Board of Trustees and the Manager, Sub-Adviser will furnish an investment program in respect of, make investment decisions for, and place all orders for the purchase and sale of securities for each Fund, all on behalf of each Fund. In the performance of its duties, Sub-Adviser will satisfy its fiduciary duties to the Trust, will monitor each Fund's investments, and will comply with the provisions of the Trust's Declaration of Trust and By-laws, as amended from time to time, and the stated investment objectives, policies and restrictions of each Fund. Manager will provide Sub-Adviser with current copies of the Trust's Declaration of Trust, By-laws, prospectus and any amendments thereto, and any objectives, policies or limitations not appearing therein as they may be relevant to Sub-Adviser's performance under this Agreement. Sub-Adviser and Manager will each make its officers and employees available to the other from time to time at reasonable times to review investment policies of each Fund and to consult with each other regarding the investment affairs of each Fund. Sub-Adviser will report to the Board of Trustees and to Manager with respect to the implementation of such program.

   Sub-Adviser is authorized to select the brokers or dealers that will execute the purchases and sales of portfolio securities for each Fund, and is directed to use its best efforts to obtain best execution, which includes most favorable net results and execution of the Trust's orders, taking into account all appropriate factors, including price, dealer spread or commission, size and difficulty of the transaction and research or other services provided. It is understood that the Sub-Adviser will not be deemed to have acted unlawfully, or to have breached a fiduciary duty to the Trust or the Funds, or be in breach of any obligation owing to the Trust or the Funds under this Agreement, or otherwise, solely by reason of its having caused a Fund to pay a member of a securities exchange, a broker or a dealer a commission for effecting a securities transaction for the Fund in excess of the amount of commission another member of an exchange, broker or dealer would have charged if the Sub-Adviser determined in good faith that the commission paid was reasonable in relation to the brokerage or research services provided by such member, broker or dealer, viewed in terms of that particular transaction or the Sub-Adviser's overall responsibilities with respect to its accounts, including the Funds, as to which it exercises investment

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discretion. In addition, if in the judgment of the Sub-Adviser, a Fund would be benefited by supplemental services, the Sub-Adviser is authorized to pay spreads or commissions to brokers or dealers furnishing such services in excess of spreads or commissions which another broker or dealer may charge for the same transaction, provided that the Sub-Adviser determined in good faith that the commission or spread paid was reasonable in relation to the services provided. The Sub-Adviser will properly communicate to the officers and trustees of the Trust such information relating to transactions for each Fund as they may reasonably request. In no instance will portfolio securities be purchased from or sold to the Manager, Sub-Adviser or any affiliated person of either the Trust, Manager, or Sub-Adviser, except as may be permitted under the 1940 Act and under no circumstances will Sub-Adviser select brokers or dealers for Fund transactions on the basis of Fund share sales by such brokers or dealers;

   Sub-Adviser further agrees that it:

   (a) will use the same degree of skill and care in providing such services as it uses in providing services to fiduciary accounts for which it has investment responsibilities;

   (b) will conform to all applicable Rules and Regulations of the Securities and Exchange Commission in all material respects and in addition will conduct its activities under this Agreement in accordance with any applicable regulations of any governmental authority pertaining to its investment advisory activities;

   (c) will report regularly to Manager and to the Board of Trustees of the Trust and will make appropriate persons available for the purpose of reviewing with representatives of Manager and the Board of Trustees on a regular basis at reasonable times the management of the Funds, including, without limitation, review of the general investment strategies of the Funds, the performance of the Funds in relation to standard industry indices and general conditions affecting the marketplace and will provide various other reports from time to time as reasonably requested by Manager;

   (d) will prepare such books and records with respect to each Fund's securities transactions as requested by the Manager and will furnish Manager and Trust's Board of Trustees such periodic and special reports as the Board or Manager may reasonably request; and

   (e) will monitor the pricing of portfolio securities, and events relating to the issuers of those securities and the markets in which the securities trade in the ordinary course of managing the portfolio securities of the Funds, and will notify Manager promptly of any issuer-specific or market events or other situations that occur (particularly those that may occur after the close of a foreign market in which the securities may primarily trade but before the time at which the Fund's securities are priced on a given day) that may materially impact the pricing of one or more securities in Sub-Adviser's portion of the portfolio. In addition, Sub-Adviser will assist Manager in evaluating the impact that such an event may have on the net asset value of the Funds and in determining a recommended fair value of the affected security or securities.

   3. Expenses. During the term of this Agreement, Sub-Adviser will pay all expenses incurred by it in connection with its activities under this Agreement other than the cost of securities (including brokerage commission, if any) purchased for the Trust.

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   4. Compensation. For the services provided and the expenses assumed pursuant to this Agreement, Manager will pay the Sub-Adviser, and the Sub-Adviser agrees to accept as full compensation therefor, a portfolio management fee equal to 50.0% (for the Growth Fund and the Dividend Growth Fund) and 55% (for the
Growth Opportunities Fund) of the remainder of (a) the investment management fee payable by each Fund to the Manager based on average daily net assets pursuant to the Management Agreement, less (b) any management fee waivers, expense reimbursement payments, supermarket fees and alliance fees waived, reimbursed or paid by the Manager in respect of each Fund.

The management fee shall accrue on each calendar day, and shall be payable monthly on the first business day of the next succeeding calendar month. The daily fee accrual shall be computed by multiplying the fraction of one divided by the number of days in the calendar year by the applicable annual rate of fee, and multiplying this product by the net assets of the Trust, determined in the manner established by the Board of Trustees, as of the close of business on the last preceding business day on which the Trust's net asset value was determined.

For the month and year in which this Agreement becomes effective or terminates, there shall be an appropriate proration on the basis of the number of days that the Agreement is in effect during the month and year, respectively.

   5. Services to Others. Manager understands, and has advised the Trust's Board of Trustees, that Sub-Adviser now acts, or may in the future act, as an investment adviser to fiduciary and other managed accounts, and as investment adviser or sub-investment adviser to one other investment company that is not a series of the Trust, provided that whenever each Fund and one or more other investment advisory clients of Sub-Adviser have available funds for investment, investments suitable and appropriate for each will be allocated in a manner believed by Sub-Adviser to be equitable to each. Manager recognizes, and has advised the Trust's Board of Trustees, that in some cases this procedure may adversely affect the size of the position that each Fund may obtain in a particular security. It is further agreed that, on occasions when the Sub-Adviser deems the purchase or sale of a security to be in the best interests of each Fund as well as other accounts, it may, to the extent permitted by applicable law, but will not be obligated to, aggregate the securities to be so sold or purchased for each Fund with those to be sold or purchased for other accounts in order to obtain favorable execution and lower brokerage commissions. In addition, Manager understands, and has advised the Trust's Board of Trustees, that the persons employed by Sub-Adviser to assist in Sub-Adviser's duties under this Agreement will not devote their full such efforts and service to the Trust. It is also agreed that the Sub-Adviser may use any supplemental research obtained for the benefit of the Trust in providing investment advice to its other investment advisory accounts or for managing its own accounts.

   6. Limitation of Liability. Manager will not take any action against Sub-Adviser to hold Sub-Adviser liable for any error of judgment or mistake of law or for any loss suffered by the Trust in connection with the performance of Sub-Adviser's duties under this Agreement, except for a loss resulting from Sub-Adviser's willful misfeasance, bad faith, or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement.

   7. Term; Termination; Amendment. As to each Fund, this Agreement shall become effective and shall run for an initial period as specified for each Fund in Schedule A hereto. This Agreement shall continue in force from year to year after the initial period with respect to each Fund, but only as long as such continuance is specifically approved for each Fund at least annually in the manner

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required by the 1940 Act and the rules and regulations thereunder; provided, however, that if the continuation of this Agreement is not approved for each Fund, the Sub-Adviser may continue to serve in such capacity for each Fund in the manner and to the extent permitted by the 1940 Act and the rules and regulations thereunder.

   This Agreement shall automatically terminate in the event of its assignment and may be terminated at any time without the payment of any penalty by either party on sixty (60) days' written notice to the Sub-Adviser. This Agreement may also be terminated by the Trust with respect to each Fund by action of the Board of Trustees or by a vote of a majority of the outstanding voting securities of such Fund on sixty (60) days' written notice to the Sub-Adviser by the Trust.

   This Agreement may be terminated with respect to each Fund at any time without the payment of any penalty by the Manager, the Board of Trustees or by vote of a majority of the outstanding voting securities of each Fund in the event that it shall have been established by a court of competent jurisdiction that the Sub-Adviser or any officer or director of the Sub-Adviser has taken any action which results in a breach of the covenants of the Sub-Adviser set forth herein.

   The terms "assignment" and "vote of a majority of the outstanding voting securities" shall have the meanings set forth in the 1940 Act and the rules and regulations thereunder.

   Termination of this Agreement shall not affect the right of the Sub-Adviser to receive payments on any unpaid balance of the compensation described in
Section 4 earned prior to such termination. This Agreement shall automatically terminate in the event the Investment Management Agreement between the Manager and the Trust is terminated, assigned or not renewed.

   8. Notice. Any notice under this Agreement shall be in writing, addressed and delivered or mailed, postage prepaid, to the other party

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If to the Manager:                     If to the Sub-Adviser:

Nuveen Asset Management                Santa Barbara Asset Management
333 West Wacker Drive                  200 E. Carrillo Street
Chicago, Illinois 60606                Santa Barbara, CA 93101
Attention: Mr. John P. Amboian         Attention:

With a copy to:                        With a copy to:

Nuveen Investments, Inc.
333 West Wacker Drive
Chicago, Illinois 60606
Attention: General Counsel             Attention:

or such address as such party may designate for the receipt of such notice.

   9. Limitations on Liability. All parties hereto are expressly put on notice of the Trust's Agreement and Declaration of Trust and all amendments thereto, a copy of which is on file with the Secretary of the Commonwealth of Massachusetts, and the limitation of shareholder and trustee liability contained therein. The obligations of the Trust entered in the name or on behalf thereof by any of the Trustees, representatives or agents are made not individually but only in such capacities and are not binding upon any of the Trustees, officers, or shareholders of the Trust individually but are binding upon only the assets and property of the Trust, and persons dealing with the Trust must look solely to the assets of the Trust and those assets belonging to the subject Fund, for the enforcement of any claims.

   10. Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement is held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement will not be affected thereby. This Agreement will be binding upon and shall inure to the benefit of the parties hereto and their respective successors.

   11. Applicable Law. This Agreement shall be construed in accordance with applicable federal law and (except as to Section 9 hereof which shall be construed in accordance with the laws of Massachusetts) the laws of the State of Illinois.

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   IN WITNESS WHEREOF, the Manager and the Sub-Adviser have caused this
Agreement to be executed as of the day and year first above written.

NUVEEN ASSET MANAGEMENT, a Delaware  SANTA BARBARA ASSET MANAGEMENT, a Delaware
corporation                          limited liability company

By:                                  By:
       ----------------------------         ----------------------------------
Title: Managing Director             Title:
                                            ----------------------------------

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                       Investment Sub-Advisory Agreement

                                  Schedule A

Fund Name                                     Effective Date Initial Period End
---------                                     -------------- ------------------
Nuveen Santa Barbara Growth Opportunities
  Fund                                        April 3, 2006    July 30, 2007
Nuveen Santa Barbara Growth Fund              April 3, 2006    July 30, 2007
Nuveen Santa Barbara Dividend Growth Fund     April 3, 2006    July 30, 2007

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